UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 1, 20122

OMNITEK ENGINEERING CORP.
 (Exact name of Registrant as specified in its charter)

California
(State or Other Jurisdiction of Incorporation)

000-53955                                                          33-0984450
      (Commission File Number)                          (IRS Employer Identification No.)

1945 S. Rancho Santa Fe Road, San Marcos, California 92078
 (Address of principal executive offices, Zip Code)

(760) 591-0089
 (Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  ☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  ☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  ☐     Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 1, 2012, Omnitek Engineering Corp. (the “Omnitek” or “Company”) entered into a Lock-Up Agreement with Peter W. Petersen, a former director an employee of Omnitek, and the owner of 580,000shares of Company’s common stock.  Under the Lock-up Agreement, Mr. Petersen has agreed that during the Lock-Up, within any calendar month Mr. Petersen will not, directly or indirectly, on his, her or its own behalf, or on behalf of entities, family members or trusts affiliated with or controlled by him, her or it, offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, borrow or otherwise dispose of more than 58,000 shares.  The Lock-up Period shall mean a period of 10 months commencing on March 1, 2012 and ending on December 31, 2012.

On March 1, 2012, Omnitek further entered into a Continuing Obligations Agreement with Peter W. Petersen, a former director an employee of Omnitek, wherein Mr. Petersen agreed, to extend certain prior obligations, for an additional six (6) months, through August 31, 2012, with regard to his treatment of certain confidential information and solicitation of employees and consultants of Omnitek.

Copies of the Lock-Up Agreement and Continuing Obligations Agreement is filed herewith are Exhibit 10.1, and Exhibit 10.2, respectively, and incorporated herein by reference. The foregoing description of the Lock-Up Agreement and the Continuing Obligations Agreement is qualified in its entirety by reference to the full text of such agreements.

Item 9.01 Financial Statements and Exhibits

Exhibit
Number                      Description
10.1	Lock-up Agreement with Peter Petersen dated March 1, 2012
10.2	Continuing Obligations Agreement with Peter Petersen dated March 1, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNITEK ENGINEERING CORP.

Date: March 5, 2012	/s/ Werner Funk
By: Werner Funk
Its: President

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